Exhibit 99.1

Sonic Solutions Reports Results for First Quarter Ended June 30, 2006

    NOVATO, Calif.--(BUSINESS WIRE)--Aug. 8, 2006--Sonic Solutions(R) (NASDAQ:SNIC) today announced its financial results for the quarter ended June 30, 2006.

                       Summary Financial Results
               (in thousands, except per share amounts)

                                   Three Months Ended June 30,

                            2006 (Non-GAAP)  2006 (GAAP)  2005 (GAAP)
                              (unaudited)     (unaudited)  (unaudited)
                            ---------------  ------------ ------------

Net revenue                        $36,886       $36,886      $35,519
Net income                         $ 4,492       $ 4,090      $ 5,904

  Net income per diluted
  share                            $  0.16       $  0.15      $  0.21

    For the quarter ended June 30, 2006, net revenue was $36.9 million, reflecting an increase of 4% from $35.5 million for the quarter ended June 30, 2005. Gross profit was $29.2 million compared to $25.8 million for the quarter ended June 30, 2005, representing an increase of 13%. Net income was $4.1 million or $0.15 per fully diluted share in the quarter ended June 30, 2006. The non-GAAP presentation below is calculated excluding the stock based compensation charge as a result of our adoption of Statement of Financial Accounting Standard 123R ("SFAS 123R") "Share-Based Payments." As a result, non-GAAP net income for the first quarter ended June 30, 2006 was $4.5 million and non-GAAP net income per diluted share was $0.16.
    Dave Habiger, President and Chief Executive Officer of Sonic, stated, "We are pleased with our first quarter performance and believe Sonic is well-positioned for strong future growth. We have made significant progress in key initiatives, including our partnership with Movielink and the continued success of our Roxio business, as we continued to establish and enhance relationships with our end-users. The industry is crossing the tipping point into HD and download and burn, and Sonic is positioned to benefit significantly from this development."

    Non-GAAP Presentation

    In this press release, Sonic provides an adjustment to financial information calculated on the basis of GAAP as supplemental information relating to its results of operations. The non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP, and is intended to provide additional insight into our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measure, offers a more complete understanding of factors and trends affecting our business. The non-GAAP measure should be considered as a supplement to, and not as a substitute for or superior to, the corresponding measure calculated in accordance with GAAP. The non-GAAP disclosure and the non-GAAP adjustment, including the basis for such adjustment and the impact on our operations, is outlined below:
    Stock Compensation Expense Adjustment. As of April 1, 2006, we adopted SFAS 123R. In our non-GAAP presentation, we have excluded the impact of the stock option expense pursuant to SFAS 123R recorded in the income statement in the amount of $669,000, or $0.01 per fully diluted share tax affected, for the quarter ended June 30, 2006. SFAS 123R stock compensation was recorded in the income statement as follows: $36,000 to cost of revenue; $410,000 to marketing and sales; $142,000 to research and development; and $81,000 to general and administrative. Given the significance and non-cash nature of this expense, and for the reasons set forth below, management has excluded such expense from the non-GAAP earnings presentation for the quarter ended June 30, 2006. Further, we believe the exclusion of stock compensation expenses recorded in the first quarter of fiscal 2007 improves the comparability to our results for the first quarter of fiscal 2006. There is no adjustment for the quarter ended June 30, 2005, as the adoption of SFAS 123R occurred during the current fiscal year.
    We believe our non-GAAP presentation that excludes stock compensation expense is useful to investors for the reasons described above and because results for the quarter ended June 30, 2005 did not include stock compensation expenses relating to SFAS 123R. Management uses this non-GAAP presentation to understand how the expenses associated with the application of SFAS 123R are reflected on our statements of income. The economic substance behind our decision to use this non-GAAP measure is an increase in net income of $0.01 per fully diluted share for the quarter ended June 30, 2006. Material limitations associated with the use of this measure versus the comparable GAAP earnings per share measure are (a) the non-GAAP measure provides a view of our earnings that does not include all of our expense obligations for the period in question, and (b) this may not enhance the comparability of our results to those of other companies undergoing similar transition as a result of the adoption of SFAS 123R. We compensate for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding treatment prepared in conformity with GAAP in this release and in our financial statements and by providing a reconciliation to the corresponding GAAP measure so that investors can use the information to perform their own analysis.

    Sonic will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today to discuss its financial results for the quarter ended June 30, 2006. Investors are invited to listen to Sonic's quarterly conference call on the investor section of the Company's website at www.sonic.com. A replay of the web cast will be available approximately two hours after the conclusion of the call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until 9:00 PM PDT, August 10, 2006, and can be accessed by dialing 719.457.0820 or 888.203.1112 and entering confirmation code 6841288.


                            Sonic Solutions
            Condensed Consolidated Statements of Operations
               (in thousands, except per share amounts)

                                                 Three Months Ended
                                                      June 30,
                                                  2006        2005
                                               ----------- -----------
                                               (unaudited) (unaudited)

Net revenue                                       $36,886     $35,519

Cost of revenue                                     7,716       9,765
                                                  --------    --------

   Gross profit                                    29,170      25,754
                                                  --------    --------

Operating expenses
   Marketing and sales                              7,529       8,523
   Research and development                        10,732       9,874
   General and administrative                       4,264       4,909
   Business integration                               ---         295
                                                  --------    --------
  Total operating expenses                         22,525      23,601
                                                  --------    --------
  Operating income                                  6,645       2,153

Other income (expense), net                           158        (113)
                                                  --------    --------

  Income before income taxes                        6,803       2,040
Provision (benefit) for income taxes                2,713      (3,864)
                                                  --------    --------

  Net income                                      $ 4,090     $ 5,904
                                                  ========    ========
  Net income per share
     Basic                                        $  0.16     $  0.24
                                                  ========    ========
     Diluted                                      $  0.15     $  0.21
                                                  ========    ========

  Shares used in computing net income per
   share
     Basic                                         25,778      24,350
                                                  ========    ========
     Diluted                                       27,413      27,499
                                                  ========    ========


                            Sonic Solutions
                 Condensed Consolidated Balance Sheets
                 (in thousands, except share amounts)


                                                  June 30,   March 31,
                                                     2006     2006(1)
                                                 (unaudited)
                                                  ---------- ---------
              ASSETS
------------------------------------------------

Current assets:
  Cash and cash equivalents                         $ 11,719 $ 18,731
  Short term investments                              53,375   42,350
  Accounts receivable, net of allowance for returns
   and doubtful accounts of $5,235 and $4,329 at
   March 31, 2006 and June 30, 2006, respectively     23,760   23,141
  Inventory                                              515      689
  Deferred tax benefit                                 3,879    3,879
  Prepaid expenses and other current assets            3,767    3,771
                                                    -------- --------
     Total current assets                             97,015   92,561

Fixed assets, net                                      4,145    4,833
Purchased and internally developed software costs,
 net                                                   1,053    1,266
Goodwill                                              54,151   54,151
Acquired intangibles, net                             42,745   43,914
Deferred tax benefit, net                             11,391   11,391
Other assets                                           1,089    1,355
                                                    -------- --------

     Total assets                                   $211,589 $209,471
                                                    ======== ========

    LIABILITIES AND SHAREHOLDERS' EQUITY
--------------------------------------------------

Current liabilities:
  Accounts payable                                  $  5,185 $  7,727
  Accrued liabilities                                 24,518   24,380
  Deferred revenue                                     6,033    7,795
  Obligations under capital leases, current portion       24       35
                                                    -------- --------
     Total current liabilities                        35,760   39,937

  Bank note payable                                   30,000   30,000
  Other long term liabilities, net of current
   portion                                               334      373
  Deferred revenue, net of current portion                82        2
Obligations under capital leases, net of current
 portion                                                   1        2
                                                    -------- --------
     Total liabilities                                66,177   70,314
                                                    -------- --------

Shareholders' equity:
  Convertible preferred stock, no par value,
   10,000,000 shares authorized; 0 shares issued
   and outstanding at March 31, 2006, and June 30,
   2006, respectively                                    ---      ---
  Common stock, no par value, 100,000,000 shares
   authorized; 25,685,953 and 25,870,642 shares
   issued and outstanding at March 31, 2006 and
   June 30, 2006, respectively                       129,180  126,880
  Accumulated other comprehensive loss                (1,072)    (937)
  Accumulated earnings                                17,304   13,214
                                                    -------- --------
     Total shareholders' equity                      145,412  139,157
                                                    -------- --------
       Total liabilities and shareholders' equity   $211,589 $209,471
                                                    ======== ========

(1) March 31, 2006 balances are derived from the audited financial statements included in the Company's 2006 Annual Report on Form 10-K.


                            Sonic Solutions
             Reconciliation of Reported Operating Results
                     to Non-GAAP Operating Results
               (in thousands, except per share amounts)


                                          Three Months Ended June 30,
                                             2006             2005
                                          ------------     -----------
                                          (unaudited)      (unaudited)
Reconciliation from GAAP to Non-GAAP
 Gross Profit
-----------------------------------------
  GAAP gross profit                           $29,170         $25,754

  Non-GAAP adjustment:
    SFAS 123R stock compensation expense
     included in cost of revenue                   36             ---
                                              --------        --------

  Non-GAAP gross profit                       $29,206         $25,754
                                              ========        ========

Reconciliation from GAAP to Non-GAAP Net
 Income
-----------------------------------------
  GAAP net income                             $ 4,090         $ 5,904

  GAAP income before tax                        6,803           2,040

  Non-GAAP adjustment:
    SFAS 123R stock compensation expense          669             ---
    Tax impact of non-GAAP adjustment            (267)            ---
                                              --------        --------

  Non-GAAP net income                         $ 4,492         $ 5,904
                                              ========        ========

 GAAP net income per share applicable to
  common
      Basic                                   $  0.16         $  0.24
                                              ========        ========
      Diluted                                 $  0.15         $  0.21
                                              ========        ========

 Non-GAAP net income per share applicable
  to common
      Basic                                   $  0.17         $  0.24
                                              ========        ========
      Diluted                                 $  0.16         $  0.21
                                              ========        ========

Shares used in computing per share
 amounts
      Basic                                    25,778          24,350
                                              ========        ========
      Diluted                                  27,413          27,499
                                              ========        ========

    About Sonic Solutions

    Sonic Solutions (Nasdaq:SNIC) (http://www.sonic.com) is the leader in digital media software, providing a broad range of interoperable, platform-independent software tools and applications for creative professionals, business and home users, and technology partners. Sonic's products range from advanced DVD authoring systems and interactive content delivery technologies used to produce the majority of Hollywood DVD film releases, to the award-winning Roxio(R)-branded CD and DVD creation, playback and backup solutions that have become the premier choice for consumers, prosumers and business users worldwide.
    Sonic products are globally available from major retailers as well as online at Sonic.com and Roxio.com, and are bundled with PCs, after-market drives and consumer electronic devices. Sonic's digital media creation engine is the de facto standard and has been licensed by major software and hardware manufacturers, including Adobe, Microsoft, Scientific-Atlanta, Sony, and many others. Sonic Solutions is headquartered in Marin County, California.

    Sonic, the Sonic logo, Sonic Solutions, and Roxio are trademarks or registered trademarks of Sonic Solutions in the U.S. and/or other countries. All other company or product names are trademarks or registered trademarks of their respective owners and, in some cases, are used by Sonic under license.

    Forward-Looking Statements

    This press release and Sonic's quarter ended June 30, 2006 earnings conference call contain forward-looking statements that are based upon current expectations. Such forward-looking statements include revenue and earnings per share guidance for the quarter ending September 30, 2006; and views regarding the potential benefits of our partnership with Movielink, opportunities presented by the "download and burn" business model, our ability to strengthen our relationships with end-users, the opportunities and benefits achieved through Sonic's integration of the Roxio Consumer Software Division, and the evolution of, and opportunities for Sonic arising from, next-generation high definition formats and channels. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, the timely introduction and acceptance of new products, including but not limited to Sonic's high definition series products; the costs associated with new product introductions and the possible adverse effect on gross margin; any fluctuation in demand for Sonic products; the transition of products to new hardware configurations and platforms; unforeseen increases in operating expenses, new product introductions, cost of Sarbanes Oxley ("SOX") compliance or business expansion; loss of significant customers or key suppliers; risks related to acquisitions and international operations; costs associated with litigation or prosecution and intellectual property claims; changes in effective tax rates; and other factors, including those discussed in Sonic's annual and quarterly reports on file with the Securities and Exchange Commission. This press release should be read in conjunction with Sonic's most recent annual report on Form 10-K and Sonic's other reports on file with the Securities and Exchange Commission, which contain a more detailed discussion of Sonic's business including risks and uncertainties that may affect future results. Sonic does not undertake to update any forward-looking statements.

    CONTACT: Sonic Solutions
             A. Clay Leighton, 415-893-8000
             clay_leighton@sonic.com
             fax: 415-893-8008
             or
             StreetSmart Investor Relations
             Brooke Deterline, 415-893-7824
             Anne Leschin, 415-775-1788
             investinsonic@sonic.com